Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2012 relating to the combined and consolidated financial statements of PBF Energy Company LLC (combined and consolidated with PBF Investments LLC and affiliates) appearing in the Prospectus dated December 13, 2012 included in Registration Statement No. 333-177933, as amended.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

January 11, 2013